CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Jump Securities with Auto-Callable Feature due 2024	$1,487,000	$162.23

March 2021

Pricing Supplement No. 1,161

Registration Statement Nos. 333-250103; 333-250103-01
Dated March 26, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after one year, the securities will be automatically redeemed if the index closing value of each of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index, which we refer to as the underlying indices, on any of the quarterly determination dates is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 60% of its respective initial index value, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,255.00 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing risk their principal based on the worst performing of four underlying indices and to forego current income and participation in the appreciation of any underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying index closes at or above its then-applicable redemption threshold level on a quarterly determination date or at or above its respective downside threshold level on the final determination date, with no possibility of an early redemption until after the one year non-call period. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective downside threshold level of any underlying index will result in a significant loss of your investment, even if one or more of the other underlying indices have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	NASDAQ-100 Index® (the “NDX Index”), the Dow Jones Industrial AverageSM (the “INDU Index”), the MSCI Emerging Markets IndexSM (the “MXEF Index”) and Russell 2000® Index (the “RTY Index”)
Aggregate principal amount:	$1,487,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	March 26, 2021
Original issue date:	March 31, 2021 (3 business days after the pricing date)
Maturity date:	April 2, 2024
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following the initial 1-year non-call period, if, on any quarterly determination date, beginning on March 29, 2022, the index closing value of each underlying index is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below its respective then-applicable redemption threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 8.50% per annum) for each quarterly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

No further payments will be made on the securities once they have been redeemed.

Redemption threshold levels:

1st determination date:

With respect to the NDX Index: 12,979.12, which is 100% of its initial index value

With respect to the INDU Index: 33,072.88, which is 100% of its initial index value

With respect to the MXEF Index: 1,307.48, which is 100% of its initial index value

With respect to the RTY Index: 2,221.482, which is 100% of its initial index value

2nd determination date:

With respect to the NDX Index: 12,330.164, which is 95% of its initial index value

With respect to the INDU Index: 31,419.236, which is 95% of its initial index value

With respect to the MXEF Index: 1,242.106, which is 95% of its initial index value

With respect to the RTY Index: 2,110.408, which is approximately 95% of its initial index value

3rd determination date:

With respect to the NDX Index: 11,681.208, which is 90% of its initial index value

With respect to the INDU Index: 29,765.592, which is 90% of its initial index value

With respect to the MXEF Index: 1,176.732, which is 90% of its initial index value

With respect to the RTY Index: 1,999.334, which is approximately 90% of its initial index value

4th determination date:

With respect to the NDX Index: 11,032.252, which is 85% of its initial index value

With respect to the INDU Index: 28,111.948, which is 85% of its initial index value

With respect to the MXEF Index: 1,111.358, which is 85% of its initial index value

With respect to the RTY Index: 1,888.260, which is approximately 85% of its initial index value

5th determination date:

With respect to the NDX Index: 10,383.296, which is 80% of its initial index value

With respect to the INDU Index: 26,458.304, which is 80% of its initial index value

With respect to the MXEF Index: 1,045.984, which is 80% of its initial index value

With respect to the RTY Index: 1,777.186, which is approximately 80% of its initial index value

6th determination date:

With respect to the NDX Index: 9,734.34, which is 75% of its initial index value

With respect to the INDU Index: 24,804.66, which is 75% of its initial index value

With respect to the MXEF Index: 980.61, which is 75% of its initial index value

With respect to the RTY Index: 1,666.112, which is approximately 75% of its initial index value

7th determination date:

With respect to the NDX Index: 9,085.384, which is 70% of its initial index value

With respect to the INDU Index: 23,151.016, which is 70% of its initial index value

With respect to the MXEF Index: 915.236, which is 70% of its initial index value

With respect to the RTY Index: 1,555.037, which is approximately 70% of its initial index value

8th determination date:

With respect to the NDX Index: 8,436.428, which is 65% of its initial index value

With respect to the INDU Index: 21,497.372, which is 65% of its initial index value

With respect to the MXEF Index: 849.862, which is 65% of its initial index value

With respect to the RTY Index: 1,443.963, which is approximately 65% of its initial index value

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,255.00

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$970.70 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to us(2)
Per security	$1,000	$2.50	$997.50
Total	$1,487,000	$3,717.50	$1,483,282.50

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Terms continued from previous page:
Determination dates:

Beginning after one year, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Initial index value:

With respect to the NDX Index, 12,979.12, which is its index closing value on the pricing date

With respect to the INDU Index, 33,072.88, which is its index closing value on the pricing date

With respect to the MXEF Index, 1,307.48, which is its index closing value on the pricing date

With respect to the RTY Index, 2,221.482, which is its index closing value on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Downside threshold level:

With respect to the NDX Index, 7,787.472, which is 60% of its initial index value

With respect to the INDU Index, 19,843.728, which is 60% of its initial index value

With respect to the MXEF Index, 784.488, which is 60% of its initial index value

With respect to the RTY Index, 1,332.889, which is approximately 60% of its initial index value

Worst performing underlying index:	The underlying index with the larger percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
CUSIP / ISIN:	61771VNT3 / US61771VNT34
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	March 29, 2022	1st early redemption date:	April 1, 2022	$1,085.00
2nd determination date:	June 27, 2022	2nd early redemption date:	June 30, 2022	$1,106.25
3rd determination date:	September 26, 2022	3rd early redemption date:	September 29, 2022	$1,127.50
4th determination date:	December 27, 2022	4th early redemption date:	December 30, 2022	$1,148.75
5th determination date:	March 27, 2023	5th early redemption date:	March 30, 2023	$1,170.00
6th determination date:	June 26, 2023	6th early redemption date:	June 29, 2023	$1,191.25
7th determination date:	September 26, 2023	7th early redemption date:	September 29, 2023	$1,212.50
8th determination date:	December 26, 2023	8th early redemption date:	December 29, 2023	$1,233.75
Final determination date:	March 26, 2024	See “Maturity date” above.		See “Payment at maturity” above.

March 2021 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index (the “securities”) do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if the index closing value of each of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index on any quarterly determination date is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive a payment of maturity of $1,255.00 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying index.

Maturity:	Approximately 3 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year non-call period, if, on any quarterly determination date, the index closing value of each underlying index is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Redemption threshold levels:

1st determination date:

With respect to the NDX Index: 12,979.12, which is 100% of its initial index value

With respect to the INDU Index: 33,072.88, which is 100% of its initial index value

With respect to the MXEF Index: 1,307.48, which is 100% of its initial index value

With respect to the RTY Index: 2,221.482, which is 100% of its initial index value

2nd determination date:

With respect to the NDX Index: 12,330.164, which is 95% of its initial index value

With respect to the INDU Index: 31,419.236, which is 95% of its initial index value

With respect to the MXEF Index: 1,242.106, which is 95% of its initial index value

With respect to the RTY Index: 2,110.408, which is approximately 95% of its initial index value

3rd determination date:

With respect to the NDX Index: 11,681.208, which is 90% of its initial index value

With respect to the INDU Index: 29,765.592, which is 90% of its initial index value

With respect to the MXEF Index: 1,176.732, which is 90% of its initial index value

With respect to the RTY Index: 1,999.334, which is approximately 90% of its initial index value

4th determination date:

With respect to the NDX Index: 11,032.252, which is 85% of its initial index value

With respect to the INDU Index: 28,111.948, which is 85% of its initial index value

With respect to the MXEF Index: 1,111.358, which is 85% of its initial index value

With respect to the RTY Index: 1,888.260, which is approximately 85% of its initial index value

5th determination date:

With respect to the NDX Index: 10,383.296, which is 80% of its initial index value

With respect to the INDU Index: 26,458.304, which is 80% of its initial index value

March 2021 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

With respect to the MXEF Index: 1,045.984, which is 80% of its initial index value

With respect to the RTY Index: 1,777.186, which is approximately 80% of its initial index value

6th determination date:

With respect to the NDX Index: 9,734.34, which is 75% of its initial index value

With respect to the INDU Index: 24,804.66, which is 75% of its initial index value

With respect to the MXEF Index: 980.61, which is 75% of its initial index value

With respect to the RTY Index: 1,666.112, which is approximately 75% of its initial index value

7th determination date:

With respect to the NDX Index: 9,085.384, which is 70% of its initial index value

With respect to the INDU Index: 23,151.016, which is 70% of its initial index value

With respect to the MXEF Index: 915.236, which is 70% of its initial index value

With respect to the RTY Index: 1,555.037, which is approximately 70% of its initial index value

8th determination date:

With respect to the NDX Index: 8,436.428, which is 65% of its initial index value

With respect to the INDU Index: 21,497.372, which is 65% of its initial index value

With respect to the MXEF Index: 849.862, which is 65% of its initial index value

With respect to the RTY Index: 1,443.963, which is approximately 65% of its initial index value

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 8.50% per annum) for each quarterly determination date, as follows:

●1st determination date: $1,085.00

●2nd determination date: $1,106.25

●3rd determination date: $1,127.50

●4th determination date: $1,148.75

●5th determination date: $1,170.00

●6th determination date: $1,191.25

●7th determination date: $1,212.50

●8th determination date: $1,233.75

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,255.00

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $970.70.

March 2021 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2021 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of each of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index on any quarterly determination date is greater than or equal to its respective then-applicable redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each underlying index closes at or above its respective then-applicable redemption threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying index closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,255.00 per stated principal amount. Investors do not participate in any appreciation in any underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying index closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

March 2021 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of each underlying index on each of the quarterly determination dates (beginning after one year), and the payment at maturity, if any, will be determined by reference to the index closing value of each underlying index on the final determination date. The actual initial index values, redemption threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 8.50% per annum) for each quarterly determination date (beginning after one year), as follows:

●1st determination date: $1,085.00

●2nd determination date: $1,106.25

●3rd determination date: $1,127.50

●4th determination date: $1,148.75

●5th determination date: $1,170.00

●6th determination date: $1,191.25

●7th determination date: $1,212.50

●8th determination date: $1,233.75

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,255.00

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDX Index: 8,000 With respect to the INDU Index: 25,000 With respect to the MXEF Index: 1,300 With respect to the RTY Index: 1,500
Hypothetical Redemption Threshold Levels:

1st determination date:

With respect to the NDX Index: 8,000, which is 100% of its hypothetical initial index value

With respect to the INDU Index: 25,000, which is 100% of its hypothetical initial index value

With respect to the MXEF Index: 1,300, which is 100% of its hypothetical initial index value

With respect to the RTY Index: 1,500, which is 100% of its hypothetical initial index value

2nd determination date:

With respect to the NDX Index: 7,600, which is 95% of its hypothetical initial index value

With respect to the INDU Index: 23,750, which is 95% of its hypothetical initial index value

With respect to the MXEF Index: 1,235, which is 95% of its hypothetical initial index value

With respect to the RTY Index: 1,425, which is 95% of its hypothetical initial index value

3rd determination date:

With respect to the NDX Index: 7,200, which is 90% of its hypothetical initial index value

With respect to the INDU Index: 22,500, which is 90% of its hypothetical initial index value

5th determination date:

With respect to the NDX Index: 6,400, which is 80% of its hypothetical initial index value

With respect to the INDU Index: 20,000, which is 80% of its hypothetical initial index value

With respect to the MXEF Index: 1,040, which is 80% of its hypothetical initial index value

With respect to the RTY Index: 1,200, which is 80% of its hypothetical initial index value

6th determination date:

With respect to the NDX Index: 6,000, which is 75% of its hypothetical initial index value

With respect to the INDU Index: 18,750, which is 75% of its hypothetical initial index value

With respect to the MXEF Index: 975, which is 75% of its hypothetical initial index value

With respect to the RTY Index: 1,125, which is 75% of its hypothetical initial index value

7th determination date:

With respect to the NDX Index: 5,600, which is 70% of its hypothetical initial index value

With respect to the INDU Index: 17,500, which is 70% of its hypothetical initial index value

March 2021 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

With respect to the MXEF Index: 1,170, which is 90% of its hypothetical initial index value

With respect to the RTY Index: 1,350, which is 90% of its hypothetical initial index value

4th determination date:

With respect to the NDX Index: 6,800, which is 85% of its hypothetical initial index value

With respect to the INDU Index: 21,250, which is 85% of its hypothetical initial index value

With respect to the MXEF Index: 1,105, which is 85% of its hypothetical initial index value

With respect to the RTY Index: 1,275, which is 85% of its hypothetical initial index value

With respect to the MXEF Index: 910, which is 70% of its hypothetical initial index value

With respect to the RTY Index: 1,050, which is 70% of its hypothetical initial index value

6th determination date:

With respect to the NDX Index: 5,200, which is 65% of its hypothetical initial index value

With respect to the INDU Index: 16,250, which is 65% of its hypothetical initial index value

With respect to the MXEF Index: 845, which is 65% of its hypothetical initial index value

With respect to the RTY Index: 975, which is 65% of its hypothetical initial index value

Hypothetical Downside Threshold Level:

With respect to the NDX Index: 4,800, which is 60% of its hypothetical initial index value

With respect to the INDU Index: 15,000, which is 60% of its hypothetical initial index value

With respect to the MXEF Index: 780, which is 60% of its hypothetical initial index value

With respect to the RTY Index: 900, which is 60% of its hypothetical initial index value

March 2021 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	NDX Index Closing Value	INDU Index Closing Value	MXEF Index Closing Value	RTY Index Closing Value	Payment (per Security)
1st Determination Date	8,140 (at or above the then-applicable redemption threshold level)	26,000 (at or above the then-applicable redemption threshold level)	1,450 (at or above the then-applicable redemption threshold level)	1,000 (below the then-applicable redemption threshold level, securities are not redeemed)	--
2nd Determination Date	7,950 (at or above the then-applicable redemption threshold level)	24,500 (at or above the then-applicable redemption threshold level)	1,500 (at or above the then-applicable redemption threshold level)	2,450 (at or above the then-applicable redemption threshold level, securities are automatically redeemed)	$1,106.25

In this example, on the first determination date, the index closing values of three of the underlying indices are at or above their respective then-applicable redemption threshold levels, but the index closing value of the other underlying index is below its respective then-applicable redemption threshold level. Therefore, the securities are not redeemed. On the second determination date, the index closing value of each underlying index is at or above the respective then-applicable redemption threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,106.25 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlying indices.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying indices close below the respective then-applicable redemption threshold level(s) on each of the quarterly determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	NDX Index Final Index Value	INDU Index Final Index Value	MXEF Index Final Index Value	RTY Index Final Index Value	Payment at Maturity (per Security)
Example 1:	9,500 (at or above its downside threshold level)	30,000 (at or above its downside threshold level)	1,500 (at or above its downside threshold level)	2,000 (at or above its downside threshold level)	$1,255.00
Example 2:	10,000 (at or above its downside threshold level)	27,500 (at or above its downside threshold level)	1,170 (at or above its downside threshold level)	600 (below its downside threshold level)	$1,000 x (600 / 1,500) = $400
Example 3:	1,600 (below its downside threshold level)	13,750 (below its downside threshold level)	650 (below its downside threshold level)	1,200 (at or above its downside threshold level)	$1,000 x (1,600 / 8,000) = $200
Example 4:	1,600 (below its downside threshold level)	12,500 (below its downside threshold level)	585 (below its downside threshold level)	900 (below its downside threshold level)	$1,000 x (1,600 / 8,000) = $200

In example 1, the final index value of each underlying index is at or above of its respective downside threshold level. Therefore, investors receive $1,255.00 per security at maturity. Investors do not participate in any appreciation in any underlying index.

March 2021 Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

In example 2, the final index values of three of the underlying indices are at or above their respective downside threshold levels, but the final index value of the other underlying index is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity. The NDX Index has increased 25% from its initial index value to its final index value, the INDU Index has increased 10% from its initial index value to its final index value, the MXEF Index has decreased 10% from its initial index value to its final index value and the RTY Index has declined 60% from its initial index value to its final index value. Therefore, investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the RTY Index, which is the worst performing underlying index in this example.

In example 3, the final index value of one of the underlying indices is at or above its downside threshold level, while the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity. The INDU Index has declined 45% from its initial index value to its final index value, the MXEF Index has declined 50% from its initial index value to its final index value, the RTY Index has declined 20% from its initial index value to its final index value and the NDX Index has declined 80% from its initial index value to its final index value. Therefore, investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the NDX Index, which is the worst performing underlying index in this example.

In example 4, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. The NDX Index has declined 80% from its initial index value to its final index value, the INDU Index has declined 50% from its initial index value to its final index value, the MXEF Index has declined 55% from its initial index value to its final index value and the RTY Index has declined 40% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the NDX Index, which is the worst performing underlying index in this example.

If the securities are not redeemed prior to maturity and the final index value of any underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

March 2021 Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level of 60% of its initial index value, you will be exposed to the decline in the value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying index closes at or above its respective then-applicable redemption threshold level on any quarterly determination date (beginning after one year), or to the fixed upside payment at maturity if the securities have not been redeemed and the final index value of each underlying index is at or above its respective downside threshold level. In all cases, you will not participate in any appreciation of any underlying index, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective initial index value, redemption threshold levels and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying index at the time of sale is near or below its downside threshold level or if market interest rates rise.

March 2021 Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

You cannot predict the future performance of any underlying index based on its historical performance. The value(s) of one or more of the underlying indices may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. See “NASDAQ-100 Index® Overview,” “Dow Jones Industrial AverageSM Index Overview,” “the MSCI Emerging Markets IndexSM” and “Russell 2000® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than

March 2021 Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the respective values at or above which such underlying index must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the redemption threshold levels, the downside threshold levels, the final index values, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by

March 2021 Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlying indices. To receive an early redemption payment, each underlying index must close at or above its respective then-applicable redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying index has declined to below its respective downside threshold level as of the final determination date,

March 2021 Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if one or more of the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭The securities are linked to the MSCI Emerging Markets IndexSM and are subject to risks associated with investments in securities linked to the value of foreign equity (and especially emerging markets) securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

March 2021 Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on March 26, 2021:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 2/12/2021):	13,807.70
Current Index Value:	12,979.12	52 Week Low (on 4/1/2020):	7,486.29
52 Weeks Ago:	7,897.13

The following graph sets forth the daily index closing values of the NDX Index for the period from January 1, 2016 through March 26, 2021. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDX Index for each quarter in the same period. The index closing value of the NDX Index on March 26, 2021 was 12,979.12. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDX Index at any time, including on the determination dates.

NDX Index Daily Index Closing Values January 1, 2016 to March 26, 2021

March 2021 Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter (through March 26, 2021)	13,807.70	12,299.08	12,979.12

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. See “NASDAQ-100 Index®” in the accompanying index supplement.

March 2021 Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on March 26, 2021:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	33,072.88
52 Weeks Ago:	22,552.17
52 Week High (on 3/26/2021):	33,072.88
52 Week Low (on 4/1/2020):	20,943.51

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2016 through March 26, 2021. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the INDU Index for each quarter in the same period. The index closing value of the INDU Index on March 26, 2021 was 33,072.88. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the INDU Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Closing Values January 1, 2016 to March 26, 2021

March 2021 Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter (through March 26, 2021)	33,072.88	29,982.62	33,072.88

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. See “Dow Jones Industrial AverageSM” in the accompanying index supplement.

March 2021 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

MSCI Emerging Markets IndexSM Overview

The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for certain emerging equity markets including Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI International Equity Indices—MSCI Emerging Markets IndexSM” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

Information as of market close on March 26, 2021:

Bloomberg Ticker Symbol:	MXEF
Current Index Value:	1,307.48
52 Weeks Ago:	851.28
52 Week High (on 2/17/2021):	1,444.93
52 Week Low (on 4/1/2020):	827.26

The following graph sets forth the daily index closing values of the MXEF Index for the period from January 1, 2016 through March 26, 2021. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the MXEF Index for each quarter in the same period. The index closing value of the MXEF Index on March 26, 2021 was 1,307.48. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the MXEF Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the MXEF Index at any time, including on the determination dates.

MXEF Index Daily Index Closing Values January 1, 2016 to March 26, 2021

March 2021 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

MSCI Emerging Markets IndexSM	High	Low	Period End
2016
First Quarter	836.80	688.52	836.80
Second Quarter	853.69	781.84	834.10
Third Quarter	927.29	819.19	903.46
Fourth Quarter	918.68	838.96	862.27
2017
First Quarter	973.08	861.88	958.37
Second Quarter	1,019.11	952.92	1,010.80
Third Quarter	1,112.92	1,002.48	1,081.72
Fourth Quarter	1,158.45	1,082.97	1,158.45
2018
First Quarter	1,273.07	1,142.85	1,170.88
Second Quarter	1,184.13	1,046.71	1,069.52
Third Quarter	1,092.36	1,003.33	1,047.91
Fourth Quarter	1,046.40	934.80	965.78
2019
First Quarter	1,070.95	949.57	1,058.13
Second Quarter	1,096.39	984.81	1,054.86
Third Quarter	1,064.63	960.81	1,001.00
Fourth Quarter	1,118.61	989.20	1,114.66
2020
First Quarter	1,146.83	758.20	848.58
Second Quarter	1,014.62	827.26	995.10
Third Quarter	1,121.60	1,001.08	1,082.00
Fourth Quarter	1,291.26	1,081.71	1,291.26
2021
First Quarter (through March 26, 2021)	1,444.93	1,288.42	1,307.48

The “MSCI Emerging Markets IndexSM” is a trademark of MSCI. For more information, see “MSCI International Equity Indices” in the accompanying index supplement.

March 2021 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on March 26, 2021:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,221.482
52 Weeks Ago:	1,180.319
52 Week High (on 3/15/2021):	2,360.168
52 Week Low (on 4/3/2020):	1,052.053

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2016 through March 26, 2021. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on March 26, 2021 was 2,221.482. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Closing Values January 1, 2016 to March 26, 2021

March 2021 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter (through March 26, 2021)	2,360.168	1,945.914	2,221.482

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

March 2021 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying Index publisher:

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the MXEF Index, MSCI Inc., or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

Index closing value:

With respect to each of the NDX Index and the INDU Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor underlying index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the NDX Index or the INDU Index will be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to each of the MXEF Index and the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the MXEF Index or the RTY Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the MXEF Index or the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the MXEF Index or the RTY Index published by the underlying index publisher for such underlying index.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or maturity date, as applicable, and (ii) with respect to notice of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with

March 2021 Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

March 2021 Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented

March 2021 Page 26

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the respective levels at or above which such underlying index must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts

March 2021 Page 27

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 2, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the Dow Jones Industrial AverageSM, the MSCI Emerging Markets IndexSM and the Russell 2000® Index

Principal at Risk Securities

of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

March 2021 Page 28